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                                                                   Exhibit 10.13



                                   AMENDMENT

                 The Connecticut Water Company Savings Plan is hereby amended by adding the flowing new provisions:



                 "DIRECT ROLLOVER

                          (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at any time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                          (b)  Definitions.

                               (1)  Eligible rollover distribution:  An
                               eligible rollover distribution is any
                               distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a) (9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                               (2)  Eligible retirement plan:  An eligible
                               retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, and annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution.

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                                  However, in the case of an eligible rollover
                                  distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                                  (3)  Distributee:  A distributee includes an
                                  employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                                  (4) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.


                          COMPENSATION LIMITATION

                                  In addition to other applicable limitations
                          set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a) (17) (B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination Period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                                  For plan years beginning on or after January
                          1, 1994, any reference in this plan to the limitation under Section 401(a) (17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision."
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                                  CERTIFICATE

         The undersigned hereby certifies that the Amendment to The Connecticut Water Company Savings Plan, effective as set forth in said Amendment, was duly adopted by the Board of Directors of The Connecticut Water Company on November 16, 1994 and is in full force and effect.

         11/23/94                         /s/    Vincent F. Susco, Jr.
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Date
                                                 Corporate Secretary
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